                                                                    EXHIBIT 99.1

FOR FURTHER INFORMATION:              Leticia Lowe, Media (713) 207-7702
                                      Marianne Paulsen, Investors (713) 207-6500

FOR IMMEDIATE RELEASE:                October 17, 2002


          CENTERPOINT ENERGY REPORTS STRONG THIRD QUARTER 2002 EARNINGS

      HOUSTON, TX. - CenterPoint Energy, Inc. (NYSE: CNP), the new holding company for the regulated operations of the former Reliant Energy, Incorporated, today reported income from continuing operations before the cumulative effect of accounting change of $161 million, or $0.54 per diluted share for the third quarter of 2002. For the same period of 2001, and prior to the full implementation of the Texas electric restructuring law, income from continuing operations before the cumulative effect of accounting change was $183 million, or $0.63 per diluted share. Continuing operations for both the 2002 and 2001 periods exclude the earnings of Reliant Resources, Inc. (NYSE: RRI), which was spun off to CenterPoint Energy shareholders on September 30, 2002.

      The decrease in income from continuing operations for the third quarter of 2002 reflects the fundamental change in the company's electric operations as a result of the Texas electric restructuring law. The other segments of the company reported operating improvements, including the natural gas distribution and pipeline and gathering operations. Results for the third quarter of 2002 also reflected higher interest expense than the third quarter of 2001. On January 1, 2002, the company discontinued amortizing goodwill in accordance with SFAS No. 142, "Goodwill and Other Intangible Assets". During the third quarter of 2001, $12 million of goodwill amortization expense was recognized.

      For the nine months ended September 30, 2002, CenterPoint Energy reported income from continuing operations before the cumulative effect of accounting change of $394 million, or $1.32 per diluted share. For the same period of 2001, income from continuing operations before the cumulative effect of accounting change was $427 million, or $1.46 per diluted share. The year-over-year comparison for this period was impacted by the same factors discussed above. The amount of goodwill amortization expense that was recognized for the first nine months of 2001 was $37 million.

      "We are pleased to report another excellent quarter as our employees continued to focus on effectively operating our portfolio of regulated businesses," said David McClanahan, president and chief executive officer. "We will continue to build upon our strong business fundamentals and execute our strategy of building America's leading energy delivery company."

SUMMARY OF TWO NEW REPORTABLE BUSINESS SEGMENTS

      With the opening of the Texas market to retail electric competition in January 2002, generation and retail electric sales were deregulated. Retail electric sales are no longer included in the company's operations. Pursuant to these changes, CenterPoint Energy started reporting two new business segments, electric generation and electric transmission and distribution. The previously regulated generation operations in Texas are reported in the electric generation segment. The electric transmission and distribution segment includes results from regulated transmission and distribution operations as well as the impact of generation-related stranded costs recoverable by the regulated utility.

      As a result of the implementation of deregulation, there are no meaningful comparisons for these segments against prior periods.

EBIT BY SEGMENT DETAILED

ELECTRIC TRANSMISSION AND DISTRIBUTION

      The electric transmission and distribution segment reported earnings before interest and taxes (EBIT) of $407 million for the third quarter of 2002, reflecting seasonal demand. The $407 million of EBIT was comprised of $167 million for the regulated electric transmission and distribution business and non-cash EBIT of $240 million associated with generation-related regulatory assets, or Excess Cost Over Market (ECOM), as described below.

      The electric transmission and distribution business recovers the cost of its service through an energy delivery charge. This business benefited from growth in residential demand in the third quarter of 2002 compared to the same period of last year, partially offset by an anticipated decline in deliveries to industrial customers resulting from a move to self-generation. Metered customers, totaling 1.77 million at the end of the third quarter of 2002, continue to grow at a healthy annualized rate of 2 percent.

      Under the Texas restructuring law, a regulated utility may recover as part of its stranded investment any difference between market prices received by its affiliated power generation company and the market prices used in the Texas Public Utility Commission's ECOM model. This difference, which is recorded as a regulatory asset, produced $240 million of non-cash EBIT in the third quarter of 2002.

ELECTRIC GENERATION

      The electric generation segment is comprised of over 14,000 MW of electric generation located entirely in the state of Texas. With the restructuring of the company into CenterPoint Energy, Inc. on August 31, 2002, these assets were transferred to a separate subsidiary called Texas Genco. This segment reported EBIT of $7 million for the third quarter of 2002. The company expects to distribute to its shareholders approximately 19 percent of the common stock of Texas Genco in a taxable distribution in late 2002 or early 2003.

NATURAL GAS DISTRIBUTION

      The natural gas distribution segment reported a loss before interest and taxes of less than $1 million for the third quarter of 2002 compared to a loss before interest and taxes of $20 million for the same period of 2001. The amount of goodwill amortization expense recognized in the third quarter of 2001 was approximately $8 million for this segment. A significant reduction in bad debt expense in the third quarter of 2002 compared to the high levels of bad debt experienced in the same period last year contributed to the improvement in operating results.

PIPELINES AND GATHERING

      EBIT for the pipelines and gathering segment continued to produce consistent and stable margins and increased to $43 million for the third quarter of 2002 compared to $34 million for the same period of 2001. The amount of goodwill amortization expense recognized in the third quarter of 2001 was approximately $4 million.

OTHER OPERATIONS

      The company's other continuing operations reported a loss before interest and taxes for the third quarter of 2002 of $8 million compared to a loss of $26 million for the same period of 2001. This change is primarily attributable to a $5 million net gain in the third quarter of 2002 compared to a $9 million net loss in the same period of 2001 related to the company's indexed debt securities and investment in AOL Time Warner.

ACCOUNTING TREATMENT OF THE SPIN-OFF OF RELIANT RESOURCES

      On September 30, 2002, the company distributed its investment in Reliant Resources to CenterPoint Energy shareholders. In accounting for this distribution, the company wrote down its $5 billion investment in RRI to its then fair value of $847 million. This write-down will be reported as a non-cash charge in discontinued operations. The company also reduced additional paid-in-capital for the $847 million fair value to record the distribution as a return of capital. RRI's historical results will be reported as discontinued operations.

OUTLOOK FOR 2002 AND 2003

      CenterPoint Energy has previously provided earnings guidance within a range of $1.17 to $1.22 per diluted share for 2002. The company is increasing its 2002 earnings guidance to a range of $1.30 to $1.35 per diluted share. This increase takes into consideration the company's strong performance to date, the expectation of low seasonal demand for electricity and somewhat stronger seasonal demand for natural gas during the fourth quarter, higher borrowing costs, inherent uncertainties regarding additional financings expected during the remainder of the year and other variables associated with its businesses.

      For 2003, the company expects to achieve continued strong operating performance. However, higher borrowing costs and pension-related increases are expected to negatively impact the company's results. Although the company is not prepared to provide more specific guidance, CenterPoint Energy currently expects that its 2003 diluted earnings per share will be below our previous 2002 guidance.

WEBCAST OF EARNINGS CONFERENCE CALL

      CenterPoint Energy has scheduled its third quarter 2002 earnings conference call for Thursday, October 17, 2002, at 1:30 p.m. Central time. Interested parties may listen to a live audio broadcast of the conference call at www.centerpointenergy.com/investors. A replay of the call can be accessed approximately two hours after the completion of the call.

      CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electricity transmission and distribution, natural gas distribution and sales, interstate pipeline and gathering operations, and more than 14,000 megawatts of power generation in Texas. The company serves nearly five million customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Missouri, Oklahoma, and Texas. Assets total nearly $19 billion. CenterPoint Energy became the new holding company for the regulated operations of the former Reliant Energy, Incorporated in August 2002.

      With more than 11,000 employees, CenterPoint Energy and its predecessor companies have been in business for more than 130 years. For more information, visit our Web site at www.centerpointenergy.com.

                                      *****

      This news release includes forward-looking statements. Actual events and results may differ materially from those projected. Factors that could affect actual results include the timing and impact of future regulatory and legislative decisions, effects of competition, weather variations, changes in CenterPoint Energy's business plans, financial market conditions, ability to raise needed capital and other factors discussed in the company's filings with the Securities and Exchange Commission.

                                    - # # # -

                    CenterPoint Energy, Inc. and Subsidiaries
                        Statements of Consolidated Income
                             (Thousands of Dollars)
                                   (Unaudited)




                                                Quarter Ended September 30,               Nine Months Ended September 30,
                                       -------------------------------------------   ------------------------------------------
                                              2002                   2001                   2002                   2001
                                       -------------------    --------------------   --------------------   -------------------
Revenues:
  Electric Operations                  $                -     $         1,608,014    $                 -    $         4,520,553
  Electric Transmission &
    Distribution                                  660,342                       -              1,756,744                      -
  Electric Generation                             526,388                       -              1,265,683                      -
  Natural Gas Distribution                        680,917                 607,905              2,657,512              3,819,225
  Pipelines and Gathering                          87,448                  91,605                281,799                317,685
  Other Operations                                  6,940                  23,198                 15,767                 76,033
  Eliminations                                    (39,163)                (30,654)              (171,939)               (85,180)
                                       ------------------     -------------------   --------------------    -------------------
    Total                                       1,922,872               2,300,068              5,805,566              8,648,316
                                       ------------------     -------------------   --------------------    -------------------

Expenses:
  Fuel and cost of gas sold                       813,197                 832,798              2,718,872              4,288,686
  Purchased power                                  34,955                 229,109                 87,906              1,005,426
  Operation and maintenance                       388,375                 444,674              1,155,011              1,311,201
  Taxes other than income taxes                    94,734                 142,424                312,872                415,636
  Depreciation and amortization                   160,473                 216,277                460,675                531,792
                                       ------------------     -------------------   --------------------    -------------------
    Total                                       1,491,734               1,865,282              4,735,336              7,552,741
                                       ------------------     -------------------   --------------------    -------------------
Operating Income                                  431,138                 434,786              1,070,230              1,095,575
                                       ------------------     -------------------   --------------------    -------------------

Other (Expense) Income:
  Loss on AOL Time Warner investment              (82,189)               (512,447)              (530,000)               (44,464)
  Gain on indexed debt securities                  86,622                 503,077                508,578                 38,845
  Interest                                       (170,234)               (141,266)              (427,870)              (422,374)
  Distribution on trust preferred
    securities                                    (13,898)                (13,900)               (41,647)               (41,699)
  Other - net                                       3,220                  11,382                 22,305                 44,328
                                       ------------------     -------------------   --------------------    -------------------
    Total                                        (176,479)               (153,154)              (468,634)              (425,364)
                                       ------------------     -------------------   --------------------    -------------------

Income from Continuing Operations
 Before Income Taxes and Cumulative
 Effect of Accounting Change                      254,659                 281,632                601,596                670,211

Income Tax Expense                                 93,208                  98,562                207,345                242,714
                                       ------------------     -------------------   --------------------    -------------------

Income from Continuing Operations
  Before Cumulative Effect of
  Accounting Change                    $          161,451     $           183,070   $            394,251    $           427,497
                                       ==================     ===================   ====================    ===================




     Reference is made to the Notes to the Consolidated Financial Statements contained in the Amended Annual Report on Form 10-K/A
                        of Reliant Energy, Incorporated.

                    CenterPoint Energy, Inc. and Subsidiaries
              Selected Data From Statements of Consolidated Income
                (Thousands of Dollars, Except Per Share Amounts)
                                   (Unaudited)



                                                                   Quarter Ended                  Nine Months Ended
                                                                   September 30,                    September 30,
                                                        -------------------------------       -----------------------------
                                                             2002              2001              2002                2001
                                                        -------------        ----------        ---------         ----------
Basic Earnings Per Common Share -
 Continuing Operations
  Income from continuing operations
   before cumulative effect of
   accounting change                                    $        0.54        $    0.63        $     1.32         $     1.48

Diluted Earnings Per Common Share -
 Continuing Operations
  Income from continuing operations
   before cumulative effect of
   accounting change                                    $        0.54        $    0.63        $     1.32         $     1.46

Dividends per Common Share                              $       0.160        $   0.375        $    0.910         $    1.125

Weighted Average Common Shares Outstanding (000):
  - Basic                                                     298,794          290,318           297,580            289,143
  - Diluted                                                   299,629          292,212           298,608            291,832


EBIT BY SEGMENT

  Electric Operations                                   $           -        $ 454,722        $        -         $1,007,769
  Electric Transmission & Distribution                        406,727                -           942,679                  -
  Electric Generation                                           7,146                -           (70,828)                 -
  Natural Gas Distribution                                       (506)         (20,291)          123,722             76,139
  Pipelines and Gathering                                      43,164           34,507           122,229            106,957
  Other Operations                                             (8,303)         (26,307)          (30,304)           (45,088)
  Eliminations/other                                           (9,437)          (5,833)          (16,385)           (11,493)
                                                        -------------        ---------        ----------         ----------

    Total                                               $     438,791        $ 436,798        $1,071,113         $1,134,284
                                                        =============        =========        ==========         ==========

    Reference is made to the Notes to the Consolidated Financial Statements contained in the Amended Annual Report on Form 10-K/A of
                         Reliant Energy, Incorporated.

                   CenterPoint Energy, Inc. and Subsidiaries
                        Results of Operations by Segment
                              (Millions of Dollars)
                                   (Unaudited)

                                               ELECTRIC
                                            TRANSMISSION &    ELECTRIC                                 ELECTRIC
                                             DISTRIBUTION    GENERATION   ELIMINATION     TOTAL       OPERATIONS
                                            -------------------------------------------------------- ------------- -----------
                                                                     Quarter Ended September 30,
                                            ----------------------------------------------------------------------   % Diff
                                                                       2002                               2001     Fav/(Unfav)
                                            -------------------------------------------------------- ------------- -----------
RESULTS OF OPERATIONS:
Operating Revenues:
  Operating revenues                         $        420   $       526   $         -   $       946   $     1,608      (41%)
  ECOM true-up                                        240             -             -           240             -         -
                                            -------------- ------------- ------------- ------------- -------------
    Total Revenues                                    660           526             -         1,186         1,608      (26%)
                                            -------------- ------------- ------------- ------------- -------------
Operating Expenses:
  Fuel and purchased power                              -           372             -           372           634       41%
  Operation and maintenance                           130            98             -           228           255       11%
  Depreciation and amortization                        75            39             -           114           161       29%
  Taxes other than income                              56            10             -            66           115       43%
                                            -------------- ------------- ------------- ------------- -------------
    Total                                             261           519             -           780         1,165       33%
                                            -------------- ------------- ------------- ------------- -------------
Operating Income                                      399             7             -           406           443       (8%)

Non-operating Income                                    8             -             -             8            12      (33%)
                                            -------------- ------------- ------------- ------------- -------------
Earnings Before Interest and Taxes           $        407   $         7   $         -   $       414   $       455       (9%)
                                            ============== ============= ============= ============= =============
                                               ELECTRIC
                                            TRANSMISSION &    ELECTRIC                                 ELECTRIC
                                             DISTRIBUTION    GENERATION   ELIMINATION     TOTAL       OPERATIONS
                                            -------------------------------------------------------- ------------- -----------
                                                                 Nine Months Ended September 30,
                                            ----------------------------------------------------------------------   % Diff
                                                                       2002                               2001     Fav/(Unfav)
                                            -------------------------------------------------------- ------------- -----------
RESULTS OF OPERATIONS:
Operating Revenues:
  Operating revenues                         $      1,206   $     1,266   $       (56)  $     2,416   $     4,521      (47%)
  ECOM true-up                                        551             -             -           551             -         -
                                            -------------- ------------- ------------- ------------- -------------
    Total Revenues                                  1,757         1,266           (56)        2,967         4,521      (34%)
                                            -------------- ------------- ------------- ------------- -------------
Operating Expenses:
  Fuel and purchased power                             56           901           (56)          901         2,132       58%
  Operation and maintenance                           401           272             -           673           736        9%
  Depreciation and amortization                       204           118             -           322           369       13%
  Taxes other than income                             168            49             -           217           313       31%
                                            -------------- ------------- ------------- ------------- -------------
    Total                                             829         1,340           (56)        2,113         3,550       40%
                                            -------------- ------------- ------------- ------------- -------------
Operating Income (Loss)                               928           (74)            -           854           971      (12%)

Non-operating Income                                   15             3             -            18            37      (51%)

                                            -------------- ------------- ------------- ------------- -------------
Earnings (Loss) Before Interest and Taxes    $        943   $       (71)  $         -   $       872   $     1,008      (13%)
                                            ============== ============= ============= ============= =============


ELECTRIC OPERATIONS OPERATING DATA:          Quarter Ended September 30,             Nine Months Ended September 30,
                                            ----------------------------             -------------------------------
ACTUAL MWH DELIVERED                            2002           2001                        2002          2001
                                            -------------- -------------               ------------- -------------
Residential                                     7,966,132     7,709,623            3%    18,735,392    17,445,248        7%
Commercial                                      5,147,531     5,232,239           (2%)   13,911,310    13,740,945        1%
Industrial                                      7,766,084     7,908,002           (2%)   20,535,812    23,853,399      (14%)
Other                                              36,856        99,475          (63%)      116,227       776,851      (85%)
                                            -------------- -------------               ------------- -------------
  Total                                        20,916,603    20,949,339             -    53,298,741    55,816,443       (5%)
                                            ============== =============               ============= =============
WEATHER (AVERAGE FOR SERVICE AREA):
Percentage of normal:
  Cooling degree days                                 98%           96%            2%          102%           99%        3%
  Heating degree days                                   -             -             -           99%          106%       (7%)

AVERAGE NUMBER OF METERED CUSTOMERS:
  Residential                                   1,549,909     1,523,521            2%     1,540,302     1,514,680        2%
  Commercial                                      214,858       208,535            3%       211,413       206,598        2%
  Industrial                                        1,822         1,773            3%         1,832         1,760        4%
  Other                                                 -            22         (100%)            2            26      (92%)
                                            -------------- -------------               ------------- -------------
    Total                                       1,766,589     1,733,851            2%     1,753,549     1,723,064        2%
                                            ============== =============               ============= =============

PHYSICAL ELECTRIC GENERATION POWER SALES (MWH) 15,475,590       N/A                      41,922,693       N/A

     Reference is made to the Notes to the Consolidated Financial Statements contained in the Amended Annual Report on Form 10-K/A of
                         Reliant Energy, Incorporated.

                    CenterPoint Energy, Inc. and Subsidiaries
                        Results of Operations by Segment
                              (Millions of Dollars)
                                   (Unaudited)

                                                                        NATURAL GAS DISTRIBUTION
                                              ------------------------------------------------------------------------------------
                                               Quarter Ended September 30,              Nine Months Ended September 30,
                                              ----------------------------   % Diff     ------------------------------- % Diff
                                                  2002           2001      Fav/(Unfav)       2002           2001      Fav/(Unfav)
                                              ---------------------------- -----------   ---------------------------- ------------
RESULTS OF OPERATIONS:
Operating Revenues                             $       681    $       608         12%     $      2,658   $     3,819       (30%)
Operating Expenses:
  Natural gas                                          509            437        (16%)           1,997         3,139        36%
  Operation and maintenance                            125            139         10%              381           420         9%
  Depreciation and amortization                         32             37         14%               94           110        15%
  Taxes other than income                               19             20          5%               72            88        18%
                                              -------------  -------------               -------------- -------------
    Total                                              685            633         (8%)           2,544         3,757        32%
                                              -------------  -------------               -------------- -------------
Operating Income (Loss)                                 (4)           (25)        84%              114            62        84%

Non-operating Income                                     4              5        (20%)              10            14       (29%)
                                              -------------  -------------               -------------- -------------
Earnings (Loss) Before Interest and Taxes      $         -    $       (20)          -     $        124   $        76        63%
                                              =============  =============               ============== =============

NATURAL GAS DISTRIBUTION OPERATING DATA:
THROUGHPUT DATA IN BCF
Residential and Commercial                              35             36         (3%)             216           225        (4%)
Industrial Sales                                         9             13        (31%)              33            36        (8%)
Transportation                                          14             10         40%               42            36        17%
Retail                                                 130            100         30%              346           339         2%
                                              -------------  -------------               -------------- -------------
  Total Throughput                                     188            159         18%              637           636          -
                                              =============  =============               ============== =============
WEATHER (AVERAGE FOR SERVICE AREA)
Percentage of normal:
  Heating degree days                                  68%            99%        (31%)             99%          103%        (4%)

AVERAGE NUMBER OF CUSTOMERS:
  Residential                                    2,695,432      2,651,984          2%        2,713,793     2,679,646         1%
  Commercial and Industrial Sales                  244,631        241,442          1%          249,013       245,446         1%
                                              -------------  -------------               -------------- -------------
    Total                                        2,940,063      2,893,426          2%        2,962,806     2,925,092         1%
                                              =============  =============               ============== =============
                                                                         PIPELINES AND GATHERING
                                              -----------------------------------------------------------------------------------
                                               Quarter Ended September 30,              Nine Months Ended September 30,
                                              ----------------------------  % Diff      ------------------------------- % Diff
                                                  2002           2001      Fav/(Unfav)       2002           2001      Fav/(Unfav)
                                              ---------------------------- -----------  ----------------------------- -----------
RESULTS OF OPERATIONS:
Operating Revenues                             $        88    $        92         (4%)    $        282   $       318       (11%)
Operating Expenses:
  Natural gas                                            3              7         57%               20            65        69%
  Operation and maintenance                             27             31         13%               99            90       (10%)
  Depreciation and amortization                         11             15         27%               31            44        30%
  Taxes other than income                                4              5         20%               13            13          -
                                              -------------  -------------               -------------- -------------
    Total                                               45             58         22%              163           212        23%
                                              -------------  -------------               -------------- -------------
Operating Income                                        43             34         26%              119           106        12%

Non-operating Income                                     -              -           -                3             1       200%
                                              -------------  -------------               -------------- -------------
Earnings Before Interest and Taxes             $        43    $        34         26%     $        122   $       107        14%
                                              =============  =============               ============== =============

PIPELINES AND GATHERING OPERATING DATA:
THROUGHPUT DATA IN BCF
Natural Gas Sales                                        1              2        (50%)              12            11         9%
Transportation                                         192            174         10%              633           613         3%
Gathering                                               72             76         (5%)             213           223        (4%)
Elimination                                             (1)            (1)          -               (2)           (2)         -
                                              -------------  -------------               -------------- -------------
  Total Throughput                                     264            251          5%              856           845         1%
                                              =============  =============               ============== =============

    Reference is made to the Notes to the Consolidated Financial Statements contained in the Amended Annual Report on Form 10-K/A of
                         Reliant Energy, Incorporated.

                   CenterPoint Energy, Inc. and Subsidiaries
                        Results of Operations by Segment
                              (Millions of Dollars)
                                   (Unaudited)

                                                                        OTHER OPERATIONS
                                        ------------------------------------------------------------------------------------
                                         Quarter Ended September 30,                Nine Months Ended September 30,
                                        ----------------------------   % Diff       ------------------------------ % Diff
                                            2002           2001      Fav/(Unfav)        2002           2001      Fav/(Unfav)
                                        ---------------------------- ---------      ---------------------------- -----------
RESULTS OF OPERATIONS:
Operating Revenues                       $          7   $        23      (70%)       $        16    $        76      (79%)
Operating Expenses                                 21            40       48%                 32            119       73%
                                        -------------- -------------                -------------  -------------
Operating Loss                                    (14)          (17)      18%                (16)           (43)      63%

Non-operating Income (Expense)                      6            (9)     167%                (14)            (2)    (600%)
                                        -------------- -------------                -------------  -------------
Loss Before Interest and Taxes           $         (8)  $       (26)      69%        $       (30)   $       (45)      33%
                                        ============== =============                =============  =============

    Reference is made to the Notes to the Consolidated Financial Statements contained in the Amended Annual Report on Form 10-K/A of
                         Reliant Energy, Incorporated.